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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       INDEPENDENT BANK CORP.                  INDEPENDENT CAPITAL TRUST IV
    (Exact name of Registrant as          (Exact name of Registrant as specified
      specified in its charter)                  in its trust agreement)

            MASSACHUSETTS                                DELAWARE
   (State or other jurisdiction of           (State or other jurisdiction of
   incorporation or organization)             incorporation or organization)

             04-2870273                                 03-6081788
(I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)

          288 Union Street                       c/o The Bank of New York
    Rockland, Massachusetts 02370                   101 Barclay Street
            (781) 878-610                        New York, New York 10286
                                                      (212) 896-7142


       (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

If this Form relates to the                If this Form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section 12(b)       securities pursuant to Section 12(g)
of the Exchange Act and is                 of the Exchange Act and is
effective pursuant to General              effective pursuant to General
Instruction A.(c), please                  Instruction A.(d), please
check the following box. |_|               check the following box. |X|

Securities Act registration statement file numbers to which this Form relates: No. 333-85002 and 333-85002-01

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

___% Cumulative Trust Preferred Securities of Independent Capital Trust IV
___% Junior Subordinate Debentures of Independent Bank Corp.
Guarantee of Independent Bank Corp. with respect to the Trust Preferred
Securities

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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information relating to the Registrants' securities required by
Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of the Preferred Securities," "Description of the Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Debentures, and the Guarantee" in the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-85002 and 333-85002-01) filed with the Commission on March 27, 2002 (the "Form S-3"), and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

ITEM 2.       EXHIBITS

4.1      Form of Indenture of Independent Bank Corp.(1)

4.2      Form of Certificate of Junior Subordinated Debentures (included as
         Exhibit A to Exhibit 4.1)

4.3      Certificate of Trust of Independent Capital Trust IV.(2)

4.4      Trust Agreement of Independent Capital Trust IV.(3)

4.5      Form of Amended and Restated Trust Agreement of Independent Capital
         Trust IV.(4)

4.6      Form of Preferred Security Certificate of Independent Capital Trust IV
         (included as an exhibit to Exhibit 4.5).

4.7      Form of Preferred Securities Guarantee Agreement of Independent Capital
         Trust IV.(5)

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(1)        Incorporated by reference to Exhibit 4.1 to the Form S-3.
(2)        Incorporated by reference to Exhibit 4.3 to the Form S-3.
(3)        Incorporated by reference to Exhibit 4.4 to the Form S-3.
(4)        Incorporated by reference to Exhibit 4.5 to the Form S-3.
(5)        Incorporated by reference to Exhibit 4.7 to the Form S-3.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       INDEPENDENT BANK CORP.

Date: March 29, 2002                   By: /s/ Denis K. Sheahan
                                           ----------------------
                                           Denis K. Sheahan
                                           Chief Financial Officer

                                       INDEPENDENT CAPITAL TRUST IV

Date: March 29, 2002                   By: /s/ Denis K. Sheahan
                                           --------------------
                                           Denis K. Sheahan
                                           Administrative Trustee